UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 2004


                                 OZOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

            000-31343                                    98-0229321
     (Commission File Number)                  (IRS Employer Identification No.)

     30 DENVER CRESCENT, SUITE 200,                       M2J 1G8
        TORONTO, ONTARIO, CANADA                         (Zip Code)
     (principal executive offices)


                                 (416) 490-0254
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule 425 under the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On September 23, 2004, Betty-Ann Harland purchased 15,000,000 shares of common stock of Ozolutions Inc. (the "Registrant") for a sum of US $25,000.

     The issuance of the securities to Betty-Ann Harland was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The sale of the common stock was privately negotiated, and Ms. Harland is an accredited investor. The Registrant made no public offering or public solicitation in connection with the sale of the common stock.

     All of the common shares of the Registrant acquired by Betty-Ann Harland carried a legend restricting the transfer thereof under the Securities Act of 1933, as amended.

     On October 12, 2004, 1421209 Ontario Limited granted to the Registrant an option to redeem 3,000,000 shares of the Registrant's common stock, which are currently held in escrow, for a total sum of US $25,000.00, payable in two installments. The first installment of US $10,000 was paid by the Registrant on October 12, 2004, and the balance of US $15,000.00 is due on or before February 1, 2005. In the event that the Registrant does not pay the second installment of US $15,000.00, the Registrant's option to redeem the 3,000,000 shares of the Registrant's common stock will terminate. The Registrant plans to cancel the 3,000,000 shares of the Registrant's common stock upon their redemption from 1421209 Ontario Limited.

ITEM 5.01  CHANGES  IN  CONTROL  OF  REGISTRANT.

     On September 23, 2004, a change in control occurred as the result of the acquisition of the common stock of the Registrant by Betty-Ann Harland, as described in Item 3.02 of this Current Report.

     Pursuant to that certain Private Placement Agreement dated September 23, 2004 between Betty-Ann Harland and the Registrant, a copy of which is attached as an exhibit to this Current Report, on September 23, 2004, Betty-Ann Harland acquired from the Registrant 15,000,000 shares of common stock of the Registrant which constitute approximately 30.5 percent of the outstanding shares of the common stock of the Registrant.

     In addition to the 15,000,000 shares of common stock of the Registrant purchased by her, Betty-Ann Harland also has the power to vote the 6,000,000 shares of the Registrant's common stock in favor of the change in the Registrant's name and domicile pursuant to the proxy granted to Betty-Ann Harland by 1421209 Ontario Limited. As a result, Betty-Ann Harland has the power to vote 21,000,000 shares of the Registrant's common stock in favor of the change in the Registrant's name and domicile, which constitutes approximately 42 percent of the Registrant's issued and outstanding common stock.

     Betty-Ann Harland used her personal funds as consideration for the common shares purchased by her pursuant to the Capital Stock Purchase Agreement.

     The amount of consideration for the common shares of the Registrant sold pursuant to the Private Placement Agreement was determined following negotiations between the Registrant and Betty-Ann Harland and is set forth in the Private Placement Agreement executed between the Registrant and Betty-Ann Harland.

     The Registrant's board of directors determined that the terms of the Private Placement Agreement are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Private Placement Agreement were fair from a financial point of view.


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ITEM 5.02  DEPARTURE  OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     Concurrently with the stock purchase transaction described in Items 3.02 and 5.01 of this Current Report, Betty-Ann Harland was elected Chairman of the Board of Directors and Chief Executive Officer of the Registrant. James A. Clemenger resigned as a Director and Secretary of the Registrant. Douglas R.
Robertson resigned as Chief Financial Officer of the Registrant and D. Brian Robertson was appointed Chief Financial Officer of the Registrant.

ITEM 9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Exhibits.
             --------

     The following exhibit is filed herewith:

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------                       -------------------------

     2       Private Placement Agreement between Ozolutions Inc. and Betty-Ann Harland.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 8, 2004                 OZOLUTIONS INC.


                                        By /s/Max Weissengruber
                                           ----------------------------
                                           Max Weissengruber, President


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